UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 21, 2014, State Street Corporation, a Massachusetts corporation (“State Street”), filed Articles of Amendment with the Secretary of the Commonwealth of Massachusetts for the purpose of amending its Articles of Organization to fix the designations, preferences, limitations and relative rights of its Non-Cumulative Perpetual Preferred Stock, Series E, without par value per share, with a liquidation preference of $100,000 per share (the “Preferred Stock”). A copy of the Articles of Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On November 18, 2014, State Street entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters listed on Schedule I thereto. The Underwriting Agreement relates to the issue and sale by State Street of 30,000,000 depositary shares (the “Depositary Shares”) each representing a 1/4,000th ownership interest in a share of Preferred Stock, created pursuant to the Articles of Amendment described above, in an underwritten public offering described below.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The public offering of the Depositary Shares by State Street is contemplated by the Underwriting Agreement and is made pursuant to a registration statement on Form S-3 (File No. 333-200321), filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2014, a base prospectus also filed with the SEC on November 18, 2014 (the “Base Prospectus”), a preliminary prospectus supplement, filed with the SEC on November 18, 2014 (the “Preliminary Prospectus Supplement”), and a prospectus supplement, filed with the SEC on November 20, 2014 (the “Prospectus Supplement”, and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”). The offering was priced at $25 per depositary share. The net proceeds to State Street from the offering will be approximately $727.8 million, after deducting expenses and underwriting discounts and commissions. State Street intends to use the net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to State Street subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of State Street’s common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of State Street and its subsidiaries.

In connection with the underwritten public offering of the Depositary Shares, State Street expects to enter into a deposit agreement (the “Deposit Agreement”) with American Stock Transfer & Trust Company, LLC (as depositary) and the holders from time to time of the depositary receipts. The Deposit Agreement will be filed at a later date.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2014, between State Street Corporation and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters named therein.

4.1	Articles of Amendment of State Street Corporation with respect to the Non-Cumulative Perpetual Preferred Stock, Series E, filed on November 21, 2014.

4.2	Form of certificate representing the Non-Cumulative Perpetual Preferred Stock, Series E.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Sean Newth
Name:	Sean Newth
Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller

Date: November 24, 2014

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2014, between State Street Corporation and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters.

4.1	Articles of Amendment of State Street Corporation with respect to the Non-Cumulative Perpetual Preferred Stock, Series E, filed on November 21, 2014.

4.2	Form of certificate representing the Non-Cumulative Perpetual Preferred Stock, Series E.